Exhibit 10.7
Incentive Stock Option Grant Agreement
PART I – INCENTIVE STOCK OPTIONS
1. These Incentive Stock Options for the number of shares of Common Stock indicated on the grant summary page (the “Incentive Stock Options”) are granted to you under and are governed by the terms and conditions of the 2008 Performance Plan of The Goodyear Tire & Rubber Company, adopted effective April 8, 2008, as amended (the “Plan”), and this Grant Agreement. As your stock options are conveyed and managed online, your online acceptance constitutes your agreement to and acceptance of all terms and conditions of the Plan and this Grant Agreement. You also agree that you have read and understand the Plan and this Grant Agreement. All defined terms used in this Grant Agreement have the meanings set forth in the Plan.
2. You may exercise the Incentive Stock Options granted pursuant to this Grant Agreement through (1) a cash payment in the amount of the full option exercise price of the shares being purchased (including a simultaneous exercise and sale of the shares of Common Stock thereby acquired and use of the proceeds from such sale to pay the exercise price, to the extent permitted by law) (a “cash exercise”), (2) a payment in full shares of Common Stock having a Fair Market Value on the date of exercise equal to the full option exercise price of the shares of Common Stock being purchased (a “share swap exercise”), or (3) a combination of the cash exercise and share swap exercise methods. Any exercise of these Incentive Stock Options shall be by written notice stating the number of shares of Common Stock to be purchased and the exercise method, accompanied with the payment, or proper proof of ownership if the share swap exercise method is used. You shall be required to meet the tax withholding obligations arising from any exercise of Incentive Stock Options.
3. As further consideration for the Incentive Stock Options granted to you hereunder, you must remain in the continuous employ of the Company or one or more of its Subsidiaries from the Date of Grant to the date or dates the Incentive Stock Options become exercisable as set forth on the grant summary page of this Grant Agreement before you will be entitled to exercise the Incentive Stock Options granted. The Incentive Stock Options you have been granted shall not in any event be exercisable after your termination of employment except as provided in paragraph 4 below for Retirement (defined as termination of employment at any age after 30 or more years, or at age 55 or older with at least 10 years, of continuous service with the Company and its Subsidiaries), death, Disability (defined as termination of employment while receiving benefits under a long-term disability income plan provided by a government or sponsored by the Company or one of its Subsidiaries), or termination of your employment by the Company and its Subsidiaries other than for Cause (as defined below). For the avoidance of doubt, the Incentive Stock Options you have been granted shall not be exercisable after termination of employment as a result of your voluntary resignation.
PART II – GENERAL PROVISIONS
4. The Incentive Stock Options terminate automatically and shall not be exercisable by you from and after the date on which you cease to be an employee of the Company or one of its Subsidiaries for any reason other than your death, Retirement, Disability, or termination of your employment by the Company and its Subsidiaries other than for Cause. In the event of your death, Retirement or Disability while an employee of the Company or one of its Subsidiaries (and having been an employee continuously since the Date of Grant) on any date which is more than six (6) months after the Date of Grant of the Incentive Stock Options specified on the grant summary page of this Grant Agreement, the Incentive Stock Options shall become Non-Qualified Stock Options three months following your death, Retirement or Disability, provided, if you are disabled within the meaning of Code Section 22(e)(3), the Incentive Stock Options shall become Non-Qualified Stock Options one year following such disability, shall become immediately exercisable and, except as provided below in the event of your death while an employee, shall be exercisable by you for the lesser of (a) the remainder of the term of the original Incentive Stock Option

Incentive Stock Option Grant Agreement
grant or (b) five years. In the event of your death while an employee, such Stock Options may be exercised up to three years after your date of death by the person or persons to whom your rights in the options passed by your will or according to the laws of descent and distribution. In the event of termination of your employment by the Company and its Subsidiaries other than for Cause, any vested Incentive Stock Options shall remain exercisable by you for three months following the date of termination of your employment. “Cause” means (i) the continued failure by you to substantially perform your duties with the Company or its affiliates (other than any such failure resulting from your incapacity due to physical or mental illness), (ii) your engaging in conduct which is demonstrably injurious to the Company or its affiliates, monetarily or otherwise, (iii) your committing any felony or any crime involving fraud, breach of trust or misappropriation, or (iv) any breach or violation of any agreement relating to your employment with the Company or its affiliates where the Committee, in its sole but reasonable discretion, determines that such breach or violation materially and adversely affects the Company or any affiliate. Nothing contained herein shall restrict the right of the Company or any of its Subsidiaries to terminate your employment at any time, with or without Cause.
5. The Incentive Stock Options shall not in any event be exercisable after the expiration of ten years from the Date of Grant specified on the grant summary page of this Grant Agreement and, to the extent not exercised, shall automatically terminate at the end of such ten-year period.
6. Certificates, or other evidence of beneficial ownership, for the shares of Common Stock purchased will be deliverable to you or your agent, duly accredited to the satisfaction of the Company, at the principal office of the Company in Akron, Ohio, or at such other place acceptable to the Company as may be designated by you.
7. In the event your employment with the Company and its Subsidiaries is terminated (by retirement or otherwise) and within 18 months after such termination date you accept employment with a competitor of, or otherwise engage in competition with, the Company, the Committee, in its sole discretion, may require you to return, or (if not received) to forfeit, to the Company the economic value of the Incentive Stock Options granted hereunder which you have realized or obtained by your exercise at any time on or after the date which is six months prior to the date of your termination of employment with the Company. Additionally, all Incentive Stock Options granted to you hereunder which you have not exercised shall be automatically cancelled upon commencement of your competitive engagement.
8. Each Incentive Stock Option granted is not transferable by you otherwise than by will or the laws of descent and distribution, and is exercisable during your lifetime only by you.
9. All rights conferred upon you under the provisions of this Grant Agreement are personal and, except under the provisions of paragraph 8 of this Grant Agreement, no assignee, transferee or other successor in interest shall acquire any rights or interests whatsoever under this Grant Agreement, which is made exclusively for the benefit of you and the Company.
10. Any notice to you under this Grant Agreement shall be sufficient if in writing and if delivered to you or mailed to you at the address on record in the Executive Compensation Department. Any notice to the Company under this Grant Agreement shall be sufficient if in writing and if delivered to the Executive Compensation Department of the Company in Akron, Ohio, or mailed by registered mail directed to the Company for the attention of the Executive Compensation Department at 1144 East Market Street, Akron, Ohio 44316-0001. Either you or the Company may, by written notice, change the address. This Grant Agreement shall be construed and shall take effect in accordance with the laws of the State of Ohio.

Incentive Stock Option Grant Agreement
11. Each Incentive Stock Option may be exercised only at the times and to the extent, and is subject to all of the terms and conditions, set forth in this Grant Agreement, and in the Plan, including any rule or regulation adopted by the Committee.